UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 5, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Alfi, Inc. (the “Company”) and Lee Aerospace, Inc. (the “Lender”) entered into that certain Amendment No. 2 to Credit and Security Agreement (“Amendment No. 2”), dated August 5, 2022, which amended that certain Credit and Security Agreement, dated April 12, 2022, as subsequently amended (as so amended, the “Credit Agreement”), to increase the non-revolving line of credit by $500,000, to an aggregate of $3,250,000, and to provide that such increased availability be evidenced by a convertible note. The Company has borrowed $3,250,000 under the Credit Agreement, which is the maximum amount available thereunder.

In connection with Amendment No. 2, the Company and the Lender entered into a Non-Revolving Line of Credit Convertible Note in an aggregate principal amount of $500,000 (the “Convertible Note”) and a three-year Warrant (the “Warrant”) to purchase 375,000 shares of the Company’s common stock (the “Common Stock”). Each of the Convertible Note and Warrant are convertible or exercisable, respectively, for shares of Common Stock commencing November 5, 2022, at a conversion price of $1.635 per share under the Convertible Note and an exercise price of $1.51 per share under the Warrant. The conversion price of the Convertible Note and the exercise price of the Warrant are subject to anti-dilution adjustments for stock splits, stock dividends and similar corporate actions, but not for other dilutive equity issuances. The Warrant may be exercised for cash or on a cashless basis. The Convertible Note and Warrant also provide for certain “piggyback” registration rights to the Lender if the Company shall determine to register on a new registration statement any shares of Common Stock for resale for the account of selling stockholders, subject to certain exceptions.

Except as set forth above, Amendment No. 2 and the Convertible Note do not otherwise amend the terms of the Credit Agreement and the underlying credit facility, including the maturity date, interest rate, events of default and other provisions, descriptions of which are set forth in the Company’s Current Reports on Form 8-K filed on April 18, 2022 and July 1, 2022, and which descriptions are incorporated into this Item 1.01 by reference.

The Lender is wholly owned by an entity which is majority owned and controlled by James Lee, the Company’s Chairman of the Board of Directors and Interim Chief Executive Officer. Mr. Lee is also President of the Lender. In addition, Mr. Lee and the Lender, together, beneficially own approximately 35% of the shares of Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding Amendment No. 2 and the Convertible Note, and the transactions completed thereby, are incorporated into this Item 2.03 in their entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 above regarding the Convertible Note and Warrant are incorporated into this Item 3.02 in their entirety by reference. The issuance of the Convertible Note and Warrant to the Lender was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) and/or Regulation D, Rule 506 thereunder, because the transaction did not involve a public offering, and the Lender confirmed that it was an “accredited investor” and that it was acquiring the securities for investment purposes only and not with a view towards, or for resale in connection with, any distribution thereof. The Convertible Note and Warrant, and the shares of Common Stock issuable upon conversion or exercise of the Convertible Note and Warrant, are subject to transfer restrictions and the Convertible Note and Warrant contain, and the certificates representing the shares of Common Stock issuable upon conversion or exercise of the Convertible Note and Warrant will contain, an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The Convertible Note and Warrant and the shares of Common Stock issuable upon conversion or exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 2 to Credit and Security Agreement, dated August 5, 2022, between Alfi, Inc. and Lee Aerospace, Inc.

99.2	Non-Revolving Line of Credit Convertible Note, dated August 5, 2022, between Alfi, Inc. and Lee Aerospace, Inc.

99.3	Warrant, dated August 5, 2022, issued by Alfi, Inc. to Lee Aerospace, Inc.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Louis Almerini
Louis Almerini
Interim Chief Financial Officer

Date: August 8, 2022